Exhibit 23.1



                   CONSENT OF BROWN, EDWARDS & COMPANY, L.L.P.

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of Highlands Bankshares, Inc. and Highland Capital Trust I of our report dated January 31, 1997, which appears on page F1 of the 1996 Annual Report to Shareholders of Highlands Bankshares, Inc. which is incorporated by reference in Highlands Bankshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the hearing "Experts" in such Prospectus.


                                       /s/ Brown, Edwards & Company, L.L.P.

                                       BROWN, EDWARDS & COMPANY, L.L.P.





Virginia
October 9, 1997